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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated March 31, 2000, with respect to the statutory basis financial statements of National Integrity Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-44892) and Amendment No. 25 to the Registration Statement (Form N-4 No. 811-04846) and related Prospectuses of Separate Account I of National Integrity Life Insurance Company.




/s/ Ernst & Young, LLP
Cincinnati, Ohio
November 3, 2000